CONSENT OF INDEPENDENT ACCOUNTANTS

                                 --------------


We consent to the incorporation by reference in the registration statements of AT&T Corp. ("AT&T" or the "Company") on Form S-3 for the Shareowner Dividend Reinvestment and Stock Purchase Plan (Registration No. 333-00573), Forms S-8 for the AT&T Long Term Savings and Security Plan (Registration Nos. 333-47257 and 33-34265), Forms S-8 for the AT&T Long Term Savings Plan for Management Employees (Registration Nos. 33-34264, 33-29256 and 33-21937), Form S-8 for the AT&T Retirement Savings and Profit Sharing Plan (Registration No. 33-39708), Forms S-8 for Shares Issuable Under the Stock Option Plan of the AT&T 1987 Long Term Incentive Program (Registration Nos. 333-47251 and 33-56643), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees (Registration No. 33-50819), Form S-8 for the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan (Registration No. 33-50817), and Post-Effective Amendment No. 1 on Form S-8 to Form S-8 Registration Statement (Registration No. 33-54797) for the AT&T 1996 Employee Stock Purchase Plan, Form S-8 for the AT&T Shares for Growth Program (Registration No. 333-47255), Form S-8 for the AT&T 1997 Long Term Incentive Program (Registration No. 33-28665), Form S-3 for the AT&T $2,600,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-49589), Form S-3 for the AT&T $3,000,000,000 Notes and Warrants to Purchase Notes (Registration No. 33-59495), Form S-4 for the AT&T 5,000,000 Common Shares (Registration No. 33-57745), and in Post-Effective Amendment Nos. 1, 2 and 3 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-42150) for the NCR Corporation 1989 Stock Compensation Plan (Registration No. 33-42150-01), the NCR Corporation 1984 Stock Option Plan (Registration No. 33-42150-02) and the NCR Corporation 1976 Stock Option Plan (Registration No. 33-42150-03), respectively, and the Post-Effective Amendment Nos. 1, 2, 3 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-52119) for the McCaw Cellular Communications, Inc. 1983 Non-Qualified Stock Option Plan (Registration No. 33-52119-01), the McCaw Cellular Communications, Inc. 1987 Stock Option Plan (Registration No. 33-52119-02), the McCaw Cellular Communications, Inc. Equity Purchase Plan (Registration No. 33-52119-03) and the McCaw Cellular Communications, Inc. Employee Stock Purchase Plan (Registration No. 33-52119-05), respectively, and Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement (Registration No. 33-45302) for the Teradata Corporation 1987 Incentive and Other Stock Option Plan (Registration No. 33-45302-01), Form S-8 for the AT&T Amended and Restated 1969 Stock Option Plan for LIN Broadcasting Corp. (Registration No. 33-63195), and in Post Effective Amendment Nos. 1, 2, 3, 4 and 5 on Form S-8 to Form S-4 Registration Statement (Registration No. 333-49419) for the Teleport Communications Group Inc. 1993 Stock Option Plan (Registration No. 333-49419-01), Teleport Communications Group Inc. 1996 Equity Incentive Plan (Registration No. 333-49419-02), ACC Corp.
Employee Long Term Incentive Plan (Registration No. 333-49419-03), ACC Corp. Non-Employee Directors' Stock Option Plan (Registration No. 333-49419-04) and ACC Corp. 1996 UK Sharesave Scheme (Registration No. 333-49419-05), and Form S-8 for AT&T Wireless Services, Inc. Employee Stock Purchase Plan (Registration No. 333-52757), and in Post-Effective Amendment Nos. 1 and 2 on Form S-8 and Post Effective Amendment No. 3 to Form S-4 Registration Statement (Registration No. 333-70279) for the Tele-Communications, Inc. 1998 Incentive Plan, the
Tele-Communications,  Inc.  1996  Incentive  Plan  (Amended and  Restated),  the
Tele-Communications, Inc. 1995 Employee Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Stock Incentive Plan (Amended and Restated), the Tele-Communications, Inc. 1994 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc., the 1996 Nonemployee Director Stock Option Plan, the Tele-Communications International, Inc. 1995 Stock Incentive Plan (Registration No. 333-70279-01), the Liberty Media 401(K) Savings Plan, the TCI 401(K) Stock Plan (Registration No. 333-70279-02), Amendments Nos. 1 and 2 to Form S-3 for the $10,000,000,000 Debt Securities and Warrants to Purchase Debt Securities (Registration No. 333-71167) and Form S-4 for Vanguard Cellular Systems, Inc. (Registration No. 333-75083) of our report dated January 25, 1999, on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company and its subsidiaries at December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is incorporated by reference in the Annual Report on Form 10-K and which report is included in this Annual Report on Form 10-K/A.





PricewaterhouseCoopers LLP


New York, New York
July 12, 1999